Exhibit 99.1

WOW! REPORTS THIRD QUARTER 2022 RESULTS

High-Speed Data Revenue from Continuing Operations of $102.3 million

Board of Directors Authorized $50 million Share Repurchase Program

ENGLEWOOD, Colo. (November 3, 2022) – WideOpenWest, Inc. (“WOW!” or the “Company”) (NYSE: WOW), one of the nation's leading broadband providers, with an efficient, high-performing network that passes 1.9 million residential, business and wholesale consumers, today announced financial and operating results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights (1)(2)

●	Total Revenue from continuing operations of $173.7 million, a decrease of $10.3 million, or 6%, compared to the third quarter of 2021
●	HSD Revenue from continuing operations totaled $102.3 million, a decrease of $1.0 million, or 1%, compared to the third quarter of 2021
●	Net Income from continuing operations was $0.5 million for the quarter ended September 30, 2022
●	Net Profit Margin was 0.3% compared to 193.5% for the third quarter of 2021
●	Pro Forma Adjusted EBITDA was $68.5 million, an increase of $1.8 million, or 3%, compared to the third quarter of 2021
●	Pro Forma Adjusted EBITDA Margin 39.4% compared to 36.3% for the third quarter of 2021
●	Added 1,400 HSD RGUs
●	Board of Directors authorized $50 million share repurchase program to be completed over 18-month period

"I’m pleased with our third quarter results which once again reflect the successful execution of our broadband first strategy, with year-over-year growth in pro forma Adjusted EBITDA as our high-speed data business continues to represent a greater proportion of our total revenue," said Teresa Elder, WOW!'s CEO. "We continue to expand our footprint including further progress on our Greenfield expansion as well as additional edge-outs which reinforce our confidence in our strategy."

"The growth in pro forma Adjusted EBITDA continues to enable us to invest in our business and return value to shareholders while maintaining our low leverage profile," said John Rego, WOW!'s CFO. "The strength of our balance sheet puts us in a great position to initiate the buyback program that our Board of Directors authorized, while still giving us sufficient flexibility to fund current and future expansion, including Greenfields, edge-outs, and our commercial business."

Revenue

Total Revenue from continuing operations was $173.7 million for the quarter ended September 30, 2022, down $10.3 million, or 6%, as compared to the corresponding period in 2021.

Total Subscription Revenue from continuing operations for the quarter ended September 30, 2022 was $160.4 million, down $9.9 million, or 6%, as compared to the corresponding period in 2021. The decrease is primarily driven by a shift in service offering mix as we continue to experience a reduction in Video and Telephony RGUs, partially offset by an increase in average revenue per unit (“ARPU”) as HSD customers continue to purchase higher speed tiers coupled with HSD and Video rate increases issued in the first quarter of 2022 and an increase in volume attributable exclusively to the addition of HSD subscribers.

Other Business Services Revenue from continuing operations totaled $5.4 million for the quarter ended September 30, 2022, down $0.2 million as compared to the corresponding period in 2021. The decrease is primarily due to a decrease in data center revenue.

(1)	Refer to “Non-GAAP Financial Measures” “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures,” and “Subscriber Information” in this Press Release for definitions and information related to Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA margin and reconciliation of non-GAAP measures to the closest comparable GAAP measures and why our management thinks it is beneficial to present such non-GAAP measures.
(2)	During the second half of 2021, the Company completed of the sale of five of its service areas. For presentation purposes, the financial results of these five service areas were classified as discontinued operations. Refer to tables that follow for the reconciliation of continuing and discontinued operations.

Other Revenue from continuing operations totaled $7.9 million for the quarter ended September 30, 2022, down $0.2 million as compared to the corresponding period in 2021, primarily related to decreases in advertising and line assurance revenue.

Costs and Expenses

Operating Expenses (excluding Depreciation and Amortization) from continuing operations totaled $79.1 million for the quarter ended September 30, 2022, down $14.3 million, or 15%, compared to the corresponding period in 2021 primarily driven by decreases in direct operating expenses, specifically programming expense, which aligns with the reduction in Video RGUs between periods and lower bad debt expense, partially offset by decreases in capitalizable eligible expenses. Selling, General, and Administrative expenses from continuing operations totaled $39.7 million for the quarter ended September 30, 2022, down $5.1 million, or 11%, compared to the corresponding period in 2021 primarily attributable to decreases in costs associated with digital transformation initiatives, marketing, and legal and professional services expenses, partially offset by an increase in stock compensation expense.

Net Income

Net Income for the quarter ended September 30, 2022 was $0.5 million as compared to $517.9 million for the quarter ended September 30, 2021. Net Profit Margin was 0.3% for the quarter ended September 30, 2022 as compared to 193.5% for the quarter ended September 30, 2021.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA for the quarter ended September 30, 2022 was $68.5 million, an increase of $1.8 million, compared to the corresponding period in 2021. Pro Forma Adjusted EBITDA margin was 39.4% for the quarter ended September 30, 2022 as compared to 36.3% for the quarter ended September 30, 2021.

Subscribers

WOW! reported Total Subscribers from continuing operations of 538,100 as of September 30, 2022, an increase of 6,500, or 1%, compared to September 30, 2021, up 1,500 compared to June 30, 2022. HSD RGUs totaled 518,600 as of September 30, 2022, an increase of 9,100, or 2%, compared to September 30, 2021, up 1,400 compared to June 30, 2022.

Edge-Outs

Edge-Out Projects from continuing operations reached a total of 79,100 homes passed and 19,800 Subscribers since inception.

The 2020 Edge-Out projects from continuing operations include 800 Subscribers, which represents 23.5% penetration on such nodes. The 2021 Edge-Out projects from continuing operations include 900 Subscribers, which represents 45.0% penetration on such nodes. The 2022 Edge-Out projects from continuing operations include 100 Subscribers, which represents 11.1% penetration on such nodes.

Capital Expenditures

Capital Expenditures from continuing operations totaled $37.7 million for the quarter ended September 30, 2022, representing a $3.0 million decrease compared to the quarter ended September 30, 2021. The decrease is primarily related to a reduction in network enhancement and customer premise equipment (“CPE”) expenditures partially offset by an increase in line extensions as we focus on expanding our network.

Capital Expenditures from continuing operations for the quarter ended September 30, 2022 equates to 22% of Total Revenue from continuing operations for the quarter ended September 30, 2022.

Liquidity and Leverage

As of September 30, 2022, the total outstanding amount of long-term debt and finance lease obligations was $736.1 million, and cash and cash equivalents were $45.3 million. Total Net Leverage as of September 30, 2022, was 2.6X in line with the second quarter of 2022 on a LTM Pro Forma Adjusted EBITDA basis and undrawn revolver capacity totaled $245.6 million.

Share Repurchase Program

Today, the Company announced that its Board of Directors has authorized a new share repurchase program with authorization to purchase up to $50 million of shares of its common stock over an eighteen-month period effective today, November 3, 2022.  WOW! may repurchase shares from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations. The authorization expires on May 3, 2024, may be suspended or discontinued at any time and does not obligate the company to acquire any amount of shares of common stock.

Full Year 2022 Guidance

Full Year 2022
HSD Revenue	$411.0 - $414.0 million
Total Revenue	$702.0 - $705.0 million
Adjusted EBITDA	$278.0 - $281.0 million

HSD net additions	(2,000) - 2,000

Webcast

WOW! will host a webcast on Thursday, November 3, 2022, at 8:00 a.m. ET to discuss the financial and operating results contained in this press release. The conference call and webcast will be broadcast live on the Company’s investor relations website at ir.wowway.com. Those parties interested in participating can use the information as follows:

Call Date:	Thursday, November 3, 2022	Call Time:	8:00 a.m. Eastern
Dial In:	(888) 330-3556	International:	(646) 960-0826
Conf. ID:	4844814

A replay of the call will be available on November 3, 2022, at 11:00 a.m. ET, on the investor relations website or by telephone. To access the telephone replay, which will be available until November 17, 2022, at 11:59 p.m. ET, please dial (800) 770-2030 or (647) 362-9199 and use conference ID 4844814.

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2022	2021

	(in millions, except share data)
Assets
Current assets
Cash and cash equivalents	$45.3	$193.2
Accounts receivable—trade, net of allowance for doubtful accounts of $3.4 and $4.3, respectively	39.3	40.9
Accounts receivable—other, net	7.9	17.2
Prepaid expenses and other	38.6	30.7
Total current assets	131.1	282.0
Right-of-use lease assets—operating	16.1	17.2
Property, plant and equipment, net	709.8	722.3
Franchise operating rights	620.1	620.1
Goodwill	225.1	225.1
Intangible assets subject to amortization, net	1.4	1.7
Other non-current assets	43.4	38.3
Total assets	$1,747.0	$1,906.7
Liabilities and stockholders’ equity
Current liabilities
Accounts payable—trade	$42.6	$50.3
Accrued interest	1.0	0.8
Current portion of long-term lease liability—operating	5.0	5.1
Accrued liabilities and other	59.4	218.7
Current portion of long-term debt and finance lease obligations	18.1	17.9
Current portion of unearned service revenue	27.3	28.1
Total current liabilities	153.4	320.9
Long-term debt and finance lease obligations—less current portion and debt issuance costs	718.0	723.5
Long-term lease liability—operating	12.7	13.8
Deferred income taxes, net	248.5	257.6
Other non-current liabilities	21.4	20.1
Total liabilities	1,154.0	1,335.9
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 96,893,966 and 96,225,910 issued as of September 30, 2022 and December 31, 2021, respectively; 87,670,327 and 87,392,088 outstanding as of September 30, 2022 and December 31, 2021, respectively	1.0	1.0
Additional paid-in capital	367.5	348.5
Accumulated income	320.7	310.5
Treasury stock at cost, 9,223,639 and 8,833,822 shares as of September 30, 2022 and December 31, 2021, respectively	(96.2)	(89.2)
Total stockholders’ equity	593.0	570.8
Total liabilities and stockholders’ equity	$1,747.0	$1,906.7

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED

(unaudited)

	Three months ended			Three months ended
	September 30, 2022			September 30, 2021
	Continued	Discontinued	Total	Continued	Discontinued	Total

	(in millions, except share data)
Revenue:
HSD	$102.3	$—	$102.3	$103.3	$46.4	$149.7
Video	45.3	—	45.3	52.8	27.8	80.6
Telephony	12.8	—	12.8	14.2	5.3	19.5
Total subscription services revenue	160.4	—	160.4	170.3	79.5	249.8
Other business services	5.4	—	5.4	5.6	0.6	6.2
Other	7.9	—	7.9	8.1	3.6	11.7
Total revenue	173.7	—	173.7	184.0	83.7	267.7

Costs and expenses:
Operating (excluding depreciation and amortization)	79.1	—	79.1	93.4	28.9	122.3
Selling, general and administrative	39.7	—	39.7	44.8	5.2	50.0
Depreciation and amortization	45.0	—	45.0	42.3	—	42.3
	163.8	—	163.8	180.5	34.1	214.6
Income from operations	9.9	—	9.9	3.5	49.6	53.1
Other income (expense):
Interest expense	(10.5)	—	(10.5)	(22.4)	—	(22.4)
Gain on sale of assets, net	—	—	—	—	689.9	689.9
Other income, net	1.5	—	1.5	1.9	—	1.9
Income (loss) before provision for income taxes	0.9	—	0.9	(17.0)	739.5	722.5
Income tax (expense) benefit	(0.4)	—	(0.4)	(4.2)	(200.4)	(204.6)
Net income (loss)	$0.5	$—	$0.5	$(21.2)	$539.1	$517.9

Earnings (loss) per share
Basic	$0.01	$—	$0.01	$(0.26)	$6.50	$6.24
Diluted	$0.01	$—	$0.01	$(0.26)	$6.50	$6.24
Weighted-average common shares outstanding
Basic	84,274,050			82,973,519
Diluted	86,735,246			82,973,519

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED

(unaudited)

	Nine months ended			Nine months ended
	September 30, 2022			September 30, 2021
	Continued	Discontinued	Total	Continued	Discontinued	Total

	(in millions, except share data)
Revenue:
HSD	$305.0	$—	$305.0	$298.6	$160.2	$458.8
Video	141.6	—	141.6	164.5	101.1	265.6
Telephony	39.0	—	39.0	43.8	18.8	62.6
Total subscription services revenue	485.6	—	485.6	506.9	280.1	787.0
Other business services	16.1	—	16.1	16.9	1.6	18.5
Other	22.7	—	22.7	23.6	12.2	35.8
Total revenue	524.4	—	524.4	547.4	293.9	841.3

Costs and expenses:
Operating (excluding depreciation and amortization)	249.4	—	249.4	286.9	106.1	393.0
Selling, general and administrative	117.3	—	117.3	132.8	10.7	143.5
Depreciation and amortization	132.9	—	132.9	126.0	41.0	167.0
	499.6	—	499.6	545.7	157.8	703.5
Income from operations	24.8	—	24.8	1.7	136.1	137.8
Other income (expense):
Interest expense	(25.8)	—	(25.8)	(82.6)	0.4	(82.2)
Gain on sale of assets, net	—	—	—	—	690.1	690.1
Other income, net	15.7	—	15.7	2.4	0.1	2.5
Income (loss) before provision for income taxes	14.7	—	14.7	(78.5)	826.7	748.2
Income tax (expense) benefit	(4.5)	—	(4.5)	12.1	(220.4)	(208.3)
Net income (loss)	$10.2	$—	$10.2	$(66.4)	$606.3	$539.9

Earnings (loss) per share
Basic	$0.12	$—	$0.12	$(0.80)	$7.34	$6.54
Diluted	$0.12	$—	$0.12	$(0.80)	$7.34	$6.54
Weighted-average common shares outstanding
Basic	83,908,691			82,615,949
Diluted	86,671,875			82,615,949

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended
	September 30,
	2022	2021

	(in millions)
Cash flows from operating activities:
Net income	$10.2	$539.9
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	133.9	167.0
Deferred income taxes	(9.0)	103.3
Provision for doubtful accounts	2.7	8.3
Gain on sale of Ohio markets	—	(689.6)
Gain on sale of operating assets, net	(1.0)	(0.5)
Amortization of debt issuance costs and discount	1.3	3.6
Non-cash compensation	18.5	11.6
Other non-cash items	0.1	(0.2)
Changes in operating assets and liabilities:
Receivables and other operating assets	(5.9)	(19.0)
Payables and accruals	(163.6)	115.1
Net cash (used in) provided by operating activities	$(12.8)	$239.5
Cash flows from investing activities:
Capital expenditures	$(114.5)	$(167.4)
Proceeds from sale of Ohio markets, net	—	1,112.5
Other investing activities	1.3	1.3
Net cash (used in) provided by investing activities	$(113.2)	$946.4
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	$—	$37.0
Payments on long-term debt and finance lease obligations	(14.9)	(1,167.8)
Purchase of shares	(7.0)	(7.9)
Net cash used in financing activities	$(21.9)	$(1,138.7)
(Decrease) increase in cash and cash equivalents	(147.9)	47.2
Cash and cash equivalents, beginning of period	193.2	12.4
Cash and cash equivalents, end of period	$45.3	$59.6
Supplemental disclosures of cash flow information:
Cash paid during the periods for interest	$24.3	$81.9
Cash paid during the periods for income taxes, net	$142.7	$2.2
Non-cash operating activities:
Operating lease additions	$2.7	$1.0
Non-cash financing activities:
Finance lease additions	$8.3	$5.1
Capital expenditure accounts payable and accruals	$25.9	$24.7

About WOW!

WOW! is one of the nation’s leading broadband providers, with an efficient, high-performing network that passes 1.9 million residential, business and wholesale consumers. WOW! provides services in 14 markets, primarily in the Midwest and Southeast, including Michigan, Alabama, Tennessee, South Carolina, Florida and Georgia. With an expansive portfolio of advanced services, including high-speed Internet services, cable TV, phone, business data, voice, and cloud services, the company is dedicated to providing outstanding service at affordable prices. WOW! also serves as a leader in exceptional human resources practices, having been recognized seven times by the National Association for Business Resources as a Best & Brightest Company to Work For, winning the award for the last four consecutive years. Visit www.wowway.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially are set forth in the section entitled “Risk Factors” in our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“SEC”) and other reports subsequently filed with the SEC. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

The Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Pro Forma Adjusted EBITDA margin. These terms, as defined herein, are not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These terms may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable.

We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity. Pro Forma Adjusted EBITDA takes into account the recent sales of five service areas as though such transactions had occurred prior to the periods presented.

Pro Forma Adjusted EBITDA margin is defined as Pro Forma Adjusted EBITDA divided by total revenue, expressed as a percentage. Adjusted EBITDA margin should not be considered as an alternative to Net Profit margin.

Refer to “Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for a reconciliation of Adjusted EBITDA to Net Income and Adjusted EBITDA margin to Net Profit margin which are the most directly comparable corresponding GAAP financial measures.

Subscriber Information

The Company uses the terms defined below throughout this release.

Homes passed are reported as the number of serviceable addresses, such as single residence homes, apartments and condominium units, and businesses passed by our broadband network and listed in our database.

We deliver multiple services to our customers, as such we report Total Subscribers as the number of Subscribers who receive at least one of our HSD, Video or Telephony services, without regard to which or how many services they subscribe. We define each of the individual HSD Subscribers, Video Subscribers and Telephony Subscribers as a Revenue Generating Unit (“RGU”).

While we take appropriate steps to ensure subscriber information is presented on a consistent and accurate basis at any given balance sheet date, we periodically review our policies in light of the variability we may encounter across our different markets due to the nature and pricing of products and services and billing systems. Accordingly, we may from time to time make appropriate adjustments to our subscriber information based on such reviews.

WIDEOPENWEST, INC. AND SUBSIDIARIES

Reconciliations of GAAP Measures to Non-GAAP Measures

(unaudited)

The following table provides a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to Net Income for the periods presented:

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021

	(in millions)
Net Income	$0.5	$517.9	$10.2	$539.9
Net profit margin	0.3%	193.5%	1.9%	64.2%

Plus: Depreciation and amortization	45.0	42.3	132.9	167.0
Interest expense	10.5	22.4	25.8	82.2
Gain on sale of assets, net	—	(689.9)	—	(690.1)
Non-recurring professional fees, M&A integration and restructuring expense	7.2	8.7	29.3	22.4
Non-cash stock compensation	6.4	4.5	18.5	11.6
Other income, net	(1.5)	(1.9)	(15.7)	(2.5)
Income tax expense	0.4	204.6	4.5	208.3
Adjusted EBITDA	$68.5	$108.6	$205.5	$338.8

Pro Forma Adjustments
Less: Adjusted EBITDA attributable to disposed service areas	—	(41.9)	—	(146.2)
Pro Forma Adjusted EBITDA	$68.5	$66.7	$205.5	$192.6
Pro Forma Adjusted EBITDA margin	39.4%	36.3%	39.2%	35.2%

WIDEOPENWEST, INC. AND SUBSIDIARIES

Capital Expenditures and Subscriber Information

(unaudited)

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Three months ended			Three months ended
	September 30, 2022			September 30, 2021
	Continuing	Discontinued	Total	Continuing	Discontinued	Total

	(in millions)
Capital Expenditures
Customer premise equipment	$14.5	$—	$14.5	$18.7	$7.8	$26.5
Scalable infrastructure	5.7	—	5.7	7.7	0.9	8.6
Line extensions	6.5	—	6.5	4.1	0.5	4.6
Support capital and other	11.0	—	11.0	10.2	2.0	12.2
Total	$37.7	$—	$37.7	$40.7	$11.2	$51.9
Capital expenditures included in total related to:
Edge-outs	$1.5	$—	$1.5	$1.4	$0.2	$1.6
Business services	$3.3	$—	$3.3	$3.3	$0.6	$3.9
Greenfields	$5.8	$—	$5.8	$—	$—	$—

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Nine months ended			Nine months ended
	September 30, 2022			September 30, 2021
	Continuing	Discontinued	Total	Continuing	Discontinued	Total

	(in millions)
Capital Expenditures
Customer premise equipment	$48.1	$—	$48.1	$55.2	$27.6	$82.8
Scalable infrastructure	23.8	—	23.8	30.3	3.2	33.5
Line extensions	16.7	—	16.7	11.5	2.9	14.4
Support capital and other	25.9	—	25.9	29.2	7.5	36.7
Total	$114.5	$—	$114.5	$126.2	$41.2	$167.4
Capital expenditures included in total related to:
Edge-outs	$3.4	$—	$3.4	$3.2	$1.4	$4.6
Business services	$9.1	$—	$9.1	$10.8	$2.7	$13.5
Greenfields	$10.8	$—	$10.8	$—	$—	$—

The following table provides an unaudited summary of our continuing operations subscriber information:

	September 30,	December 31,	March 31,	June 30,	September 30,
	2021	2021	2022	2022	2022
Homes Passed	1,880,900	1,882,100	1,886,000	1,886,000	1,886,000
Total Subscribers	531,600	532,900	534,700	536,600	538,100
HSD RGUs	509,500	511,700	515,000	517,200	518,600
Video RGUs	158,600	150,600	142,000	135,500	129,900
Telephony RGUs	102,400	100,000	97,300	95,200	92,900
Total RGUs	770,500	762,300	754,300	747,900	741,400

Additional Information Available on Website:

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which will be posted on of our investor relations website at ir.wowway.com, when it is filed with the Securities and Exchange Commission (the "SEC"). A slide presentation to accompany the conference call and a trending schedule containing historical customer and financial data will also be available on our website.

Contact:
Andrew Posen
Vice President, Head of Investor Relations
303-927-4935
andrew.posen@wowinc.com

Debra Havins

Vice President, Corporate Communications

720-527-8214

debra.havins@wowinc.com